UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
 ______________

FORM 8-K

 CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the
 Securities Exchange Act of 1934

 January 11, 2010
 Date of Report (Date of earliest event reported)

 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
 (Exact Name of Registrant as specified in its Charter)
 ______________

Delaware	333-92383	06-1397316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
______________

251 Ballardvale Street Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

781-222-6000
 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01   Regulation FD Disclosure

The following information (including Exhibit 99.1) shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 11, 2009, Charles River Laboratories International, Inc. (the “Registrant” or “Charles River”) issued a press release which announced that it had decided to suspend operations at its Preclinical Services facility in Shrewsbury, Massachusetts (PCS Massachusetts) by the middle of 2010.   In addition, the Registrant will be presenting at the J.P. Morgan 28th Annual Healthcare Conference in San Francisco, California, on Wednesday, January 13th, at 10:00 a.m. PT (1:00 p.m. ET).  Management of the Registrant intends to present an overview of the Registrant’s strategic focus and business developments.  Included in this overview will be information related to the suspension of operations at PCS Massachusetts.  In advance of the presentation, the Registrant has posted the accompanying slide presentation on the Investor Relations section of the Registrant’s website at http://ir.criver.com.  In addition, a copy of the slide presentation is incorporated herein by reference and filed as Exhibit 99.1 hereto.

The slide presentation, attached as an exhibit to this report, includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained in the slide presentation are "forward-looking" rather than historic. The slide presentation also states that these and other risks relating to Charles River are set forth in the documents filed by Charles River with the Securities and Exchange Commission.

ITEM 9.01.      Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

99.1     J.P Morgan 28th Annual Healthcare Conference Slide Presentation, dated January 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

Dated:	January 11, 2010

By:	/s/ Matthew L. Daniel
Matthew L. Daniel, Senior Corporate Counsel
and Assistant Secretary

Exhibit Index
Exhibit No.	Description

99.1	J.P Morgan 28th Annual Healthcare Conference Slide Presentation, dated January 13, 2010